Exhibit 99.1

HCP Announces Results for Quarter Ended September 30, 2016

and Completes the QCP Spin Transaction

THIRD QUARTER 2016 AND RECENT HIGHLIGHTS

--    EPS and FFO per share were $0.32 and $0.65, respectively; FFO as adjusted was $0.72 per share

--    Completed spin-off of Quality Care Properties, Inc. (“QCP”) (NYSE:QCP) on October 31, 2016; see separate press release dated October 31, 2016

--    Entered into definitive agreements to sell 64 communities triple-net leased to Brookdale Senior Living, Inc. (“Brookdale”) for $1.125 billion and announced other planned transactions, resulting in reduced tenant concentration and improved lease coverage; see separate press release dated November 1, 2016

--    Anticipate using proceeds from QCP financing and Brookdale asset sales to deleverage

--    Achieved year-over-year three-month SPP Cash NOI and SPP NOI growth of 3.1% and 1.6%, respectively, excluding QCP, led by strong life science and senior housing operating portfolio (“SHOP”) performance

--    Completed $254 million of acquisitions and announced $204 million of other dispositions

--    Commencing $211 million development of Phase III of The Cove life science project, consisting of two Class A buildings representing up to 336,000 sq. ft.; see separate press release dated November 1, 2016

--    Executed 991,000 sq. ft. of leasing in our life science and medical office portfolios, bringing Phase I of The Cove to 73% leased and Phase II to 50% pre-leased

UPDATED 2016 GUIDANCE

--    Full year 2016 guidance reflects the QCP spin-off completed on October 31, 2016, but does not include the impact of unannounced future transactions: EPS of $1.49 – $1.55, FFO per share of $2.35 – $2.41 and FFO as adjusted per share of $2.69 – $2.75

--    Excluding QCP, full year 2016 guidance for SPP Cash NOI growth of 2.75% – 3.75% and SPP NOI growth of 1.7% – 2.7%, led by SHOP and life science

FULL YEAR 2017 OUTLOOK

--    2017 outlook does not include the impact from unannounced future transactions other than capital recycling activities: EPS of $1.07 – $1.13, FFO per share of $1.88 – $1.94 and FFO as adjusted per share of $1.89 – $1.95

--    2017 outlook for SPP Cash NOI growth of 2.5% – 3.5% and SPP NOI growth of 1.5% – 2.5%

IRVINE, CA, November 1, 2016 /PRNewswire/ – HCP (NYSE:HCP) announced results for quarter ended September 30, 2016.

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015		Per Share
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share	Change
Net income	$150,924	$0.32	$115,046	$0.25	$0.07
FFO	$304,387	$0.65	$263,370	$0.57	$0.08
Other impairments(1)	—	—	96,856	0.21	(0.21)
Transaction-related items(2)	17,568	0.04	1,538	—	0.04
Severance-related charges(3)	14,464	0.03	—	—	0.03
Foreign currency remeasurement losses	94	—	4,036	0.01	(0.01)
FFO as adjusted	$336,513	$0.72	$365,800	$0.79	$(0.07)
FAD	$317,540		$309,946

(1)   For the quarter ended September 30, 2015, other impairments reflect $70 million related to our Four Seasons Health Care senior notes (“Four Seasons Notes”) and $27 million related to our 9% equity investment in HCR ManorCare, Inc. (“HCRMC”).

(2)   Transaction-related items for the quarter ended September 30, 2016 primarily consist of costs incurred for the spin-off of QCP.

(3)   Severance-related charges for the quarter ended September 30, 2016 primarily relate to the previously announced departure of our former President and CEO.

During the third quarter 2016, operating results, excluding FAD, reflect placing our HCRMC investments on cash basis effective January 1, 2016. The prior year comparable period included non-cash HCRMC income of $0.08 per share.  Results for the third quarter 2016 included the impact of an interest income benefit of $0.01 per share from the payoff of a senior housing development loan, representing our participation in the appreciation of the real estate.

FFO, FFO as adjusted, FAD, SPP Cash NOI excluding QCP and SPP NOI excluding QCP are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations”, “Funds Available for Distribution” and “Net Operating Income and Same Property Performance” sections of this release for additional information regarding these non-GAAP financial measures.

STRATEGIC BROOKDALE TRANSACTIONS AND OTHER DISPOSITIONS

BROOKDALE ASSET SALES & TRANSITIONS

Today we announced that we entered into definitive agreements to sell 64 communities triple-net leased to Brookdale for $1.125 billion to affiliates of Blackstone Real Estate Partners VIII L. P. The transaction is expected to close in the first quarter of 2017, and we intend to use the proceeds to pay down debt. In addition, we have agreed with Brookdale to sell or transition 25 triple-net leased assets within the next 12 months and transfer eight expiring Brookdale leases to RIDEA structures, including the transition of four assets to a new regional operator during the fourth quarter of 2016. Combined, these transactions will advance our strategic initiatives to reduce Brookdale concentration while improving lease coverage, diversifying our operator relationships and strengthening our balance sheet and credit profile. A copy of the corresponding press release with additional details is available on the Investor Relations section of our website at http://ir.hcpi.com.

OTHER DISPOSITIONS & TRANSITIONS

During the third quarter and through October 31, 2016, we announced $204 million of additional dispositions. Significant transactions include:

•     In October, we sold seven of ten properties subject to a master lease to the current operator for an aggregate purchase price of $88 million. As part of this transaction, we provided a $10 million mezzanine loan with a 5-year term at a 9% interest rate. Concurrently, we modified the in-place master lease to transition the operations of the remaining three properties to a new regional operator.

•     Executed definitive agreements to sell four life science facilities in Salt Lake City, UT encompassing 324,000 sq. ft. for $76 million to the current tenant. The transaction is expected to close in the first quarter of 2017.

For full year 2016, we expect to generate approximately $1.3 billion of proceeds from dispositions, inclusive of proceeds from the previously announced RIDEA II transaction.

INVESTMENT TRANSACTIONS

During the third quarter and through October 31, 2016, we completed $254 million of acquisitions, bringing our year-to-date total investments to $711 million. Significant transactions included:

•     We completed the previously announced acquisition of seven private pay senior housing communities for $186 million, welcoming a new operating partner to our SHOP platform, Senior Lifestyle Corporation.

•     As announced last quarter, we acquired two Class A life science buildings totaling 137,000 sq. ft. and a four-acre parcel of land in San Diego, CA for $49 million, growing our life science footprint in a core market.

BALANCE SHEET AND FINANCING ACTIVITIES

THIRD QUARTER 2016 AND RECENT HIGHLIGHTS

In September, we repaid $400 million of maturing senior notes with an interest rate of 6.3%. We ended the third quarter with $1.4 billion drawn on our revolving line of credit facility and $0.6 billion of remaining capacity.

In October, S&P reaffirmed our BBB credit ratings, while Fitch reaffirmed our BBB credit ratings and improved our outlook to stable.

LIFE SCIENCE AND MEDICAL OFFICE LEASING

During the third quarter, we completed 991,000 sq. ft. of leasing in our life science and medical office portfolios, consisting of 429,000 sq. ft. of new leases and 562,000 sq. ft. of renewals. Significant leasing transactions were primarily in our life science portfolio, including:

•     10-year lease with AstraZeneca Pharmaceuticals LP, a biopharmaceutical company, for 116,000 sq. ft. at The Cove Phase II, bringing this phase to 50% pre-leased

•     Two 8-year leases totaling 65,000 sq. ft. at The Cove Phase I, bringing this phase to 73% leased

•     8.5-year lease for 77,000 sq. ft. in San Diego, CA

In response to the leasing success at The Cove and continued strong demand from life science users in South San Francisco, we are commencing the $211 million development of Phase III, which adds two Class A buildings representing up to 336,000 sq. ft., expected to be delivered by the fourth quarter of 2018. A copy of the press release is available on the Investor Relations section of our website at http://ir.hcpi.com.

Visit our website for additional information, including a link to view our development progress at The Cove, at www.hcpi.com/portfolio-diversification/life-science.

HCR MANORCARE (“HCRMC”) UPDATE

SPIN TRANSACTION

On October 31, 2016, we completed the spin-off of QCP into an independent publicly-traded REIT. A copy of the press release and our HCP 3.0 Post-Spin Outlook Presentation are available on the Investor Relations section of our website at http://ir.hcpi.com.

HCRMC THIRD QUARTER OPERATING PERFORMANCE

For the third quarter 2016, HCRMC reported normalized EBITDAR of $119 million, bringing the year-to-date total to $382 million. HCRMC’s normalized fixed charge coverage ratio for the trailing twelve months ended September 30, 2016 was 1.02x. EBITDAR losses from the 33 non-strategic assets that have sold to date, including transaction costs, totaled $9 million for the reported twelve-month period. In addition, EBITDAR losses for the remaining 17 non-strategic assets were $10 million for the same period. Upon excluding EBITDAR losses and the rent associated with the 33 assets sold to date, the trailing twelve month normalized fixed charge coverage would have been 1.04x. HCRMC ended the third quarter with $164 million of cash and cash equivalents.

DIVIDEND

This morning we announced that our Board of Directors declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on November 25, 2016 to stockholders of record as of the close of business on November 10, 2016. A copy of the corresponding press release is available on the Investor Relations section of our website at http://ir.hcpi.com.

SUSTAINABILITY

In September 2016, HCP was named to the Dow Jones Sustainability North America Index for the fourth consecutive year and the Dow Jones Sustainability World Index for the second consecutive year. In addition, we achieved the “Green Star” designation from the Global Real Estate Sustainability Benchmark (GRESB) for the fifth year in a row, representing the highest quadrant of achievement in GRESB’s annual sustainability survey. Information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainable-growth.

OUTLOOK

2016 GUIDANCE

Full year 2016 guidance reflects the QCP spin-off completed on October 31, 2016 and the impact of $1.3 billion of dispositions expected in 2016, inclusive of the RIDEA II transaction. Our guidance does not include the impact of unannounced future transactions. For full year 2016, we expect: EPS to range between $1.49 and $1.55; FFO per share to range between $2.35 and $2.41; and FFO as adjusted per share to range between $2.69 and $2.75. Excluding QCP, we expect 2016 SPP Cash NOI to range between 2.75% and 3.75%, and SPP NOI to range between 1.7% and 2.7%. Refer to the “Projected Future Operations” and “Projected SPP Cash NOI and SPP NOI” sections of this release for additional information regarding these estimates.

	Projected Full Year 2016 SPP Cash NOI(1)		Projected Full Year 2016 SPP NOI(1)
	Low	High	Low	High
Senior housing triple-net	0.5%	1.5%	0.3%	1.3%
Senior housing operating portfolio (SHOP)	3.75%	4.75%	3.75%	4.75%
Life science	7.25%	8.25%	3.7%	4.7%
Medical office	2.3%	3.3%	1.3%	2.3%
Other(2)	0.75%	1.75%	1.4%	2.4%
SPP growth	2.75%	3.75%	1.7%	2.7%

(1)          SPP Cash NOI and SPP NOI exclude assets transferred to QCP and include the impact from our pro rata share of unconsolidated joint ventures. Applying our current methodology of including our pro rata share of unconsolidated joint ventures, the August 9, 2016 mid-point 2016 full year projected SPP Cash NOI for total HCP, excluding QCP, would be 2.8% and for our SHOP platform would be 4.1%.

(2)          Other primarily includes our hospitals, U.K. real estate and all debt investments. See our Supplemental Report for additional details.

2017 OUTLOOK

Full year 2017 outlook is preliminary and subject to change. It does not include the impact from unannounced future transactions other than capital recycling activities, but does reflect the impact of the Brookdale transactions announced today and other dispositions expected in 2017. For full year 2017, we expect: EPS to range between $1.07 and $1.13; FFO per share to range between $1.88 and $1.94; and FFO as adjusted per share to range between $1.89 and $1.95. In addition, we expect 2017 SPP Cash NOI to range between 2.5% and 3.5%, and SPP NOI to range between 1.5% and 2.5%. Refer to the “Projected Future Operations” and “Projected SPP Cash NOI and SPP NOI” sections of this release for additional information regarding these estimates.

	Projected Full Year 2017 SPP Cash NOI		Projected Full Year 2017 SPP NOI
	Low	High	Low	High
Senior housing triple-net	3.25%	4.25%	1.2%	2.2%
SHOP	4.0%	5.0%	4.0%	5.0%
Life science	1.7%	2.7%	(0.9)%	0.1%
Medical office	2.0%	3.0%	2.2%	3.2%
Other	0.75%	1.75%	1.7%	2.7%
SPP growth	2.5%	3.5%	1.5%	2.5%

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, November 1, 2016 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter ended September 30, 2016. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 8126374. You may also access the conference call via webcast at www.hcpi.com. This link can be found in the “News and Events” section, which is under “Investor Relations”. Through November 16, 2016, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10094605. Our HCP 3.0 Post-Spin Outlook Presentation and supplemental information package for the current period are available with this earnings release on our website in the “Financial Information” section under “Investor Relations”.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, (i) all statements under the heading “Outlook,” including without limitation with respect to expected EPS, FFO per share, FFO as adjusted per share, SPP Cash NOI and SPP NOI projections, and other financial projections and assumptions, including those in the “Projected Future Operations,” “Other Supplemental Information” and “Projected SPP NOI and SPP Cash NOI” sections of this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of the quarterly cash dividend; and (iii) statements regarding timing, outcomes and other details relating to the pending or contemplated acquisitions, dispositions, developments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the heading “Strategic Brookdale Transactions and Other Dispositions.” These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of HCP’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant portion of our revenues, with our concentration in Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; competition for skilled management and other key personnel; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our ability to achieve the benefits of investments, including those investments discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on our tenants and operators of legislation and other legal requirements, including licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the government of its obligations; our ability to manage our indebtedness level and changes in the terms of such indebtedness; the ability to maintain our qualification as a real estate investment trust; the impact of the spin-off transaction on our business; and other risks and uncertainties described from time to time in HCP’s Securities and Exchange Commission filings. The Company cautions investors not to place undue reliance on any forward-looking statements. HCP assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Thomas M. Herzog

Executive Vice President and Chief Financial Officer

949-407-0400

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Real estate:
Buildings and improvements	$12,534,471	$12,198,704
Development costs and construction in progress	395,349	388,576
Land	1,971,601	1,948,757
Accumulated depreciation and amortization	(2,799,969)	(2,541,334)
Net real estate	12,101,452	11,994,703

Net investment in direct financing leases (“DFLs”)	5,860,401	5,905,009
Loans receivable, net	682,994	768,743
Investments in and advances to unconsolidated joint ventures	592,097	605,244
Accounts receivable, net of allowance of $4,704 and $3,261, respectively	41,371	48,929
Cash and cash equivalents	132,891	346,500
Restricted cash	71,727	60,616
Intangible assets, net	538,631	603,706
Real estate and related assets held for sale, net	372,968	314,126
Other assets, net	794,013	802,273

Total assets	$21,188,545	$21,449,849

Liabilities and equity
Bank line of credit	$1,372,032	$397,432
Term loans	462,181	524,807
Senior unsecured notes	8,229,731	9,120,107
Mortgage debt	762,715	932,212
Other debt	93,876	94,445
Intangible liabilities, net	46,135	56,147
Intangible and other liabilities related to assets held for sale, net	23,002	19,126
Accounts payable and accrued liabilities	487,033	436,239
Deferred revenue	136,406	123,017
Total liabilities	11,613,111	11,703,532

Common stock, $1.00 par value: 750,000,000 shares authorized; 467,820,181 and 465,488,492 shares issued and outstanding, respectively	467,820	465,488
Additional paid-in capital	11,720,552	11,647,039
Cumulative dividends in excess of earnings	(2,975,096)	(2,738,414)
Accumulated other comprehensive loss	(30,164)	(30,470)
Total stockholders’ equity	9,183,112	9,343,643

Joint venture partners	212,807	217,066
Non-managing member unitholders	179,515	185,608
Total noncontrolling interests	392,322	402,674

Total equity	9,575,434	9,746,317

Total liabilities and equity	$21,188,545	$21,449,849

HCP, Inc.

Consolidated Statements of Operations

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues:
Rental and related revenues	$297,178	$293,566	$893,448	$845,382
Tenant recoveries	35,195	33,084	100,862	94,356
Resident fees and services	170,752	155,290	500,717	367,141
Income from direct financing leases	130,663	155,717	390,731	478,976
Interest income	20,482	19,842	71,298	89,049
Total revenues	654,270	657,499	1,957,056	1,874,904

Costs and expenses:
Interest expense	117,860	122,157	361,255	357,569
Depreciation and amortization	142,874	134,704	425,582	369,629
Operating	188,747	173,515	545,827	441,888
General and administrative	34,787	20,534	83,079	74,152
Acquisition and pursuit costs	17,568	1,553	34,570	23,350
Impairments	—	69,622	—	592,921
Total costs and expenses	501,836	522,085	1,450,313	1,859,509

Other income (expense):
(Loss) gain on sales of real estate	(9)	52	119,605	6,377
Other income (expense), net	1,454	(572)	5,128	13,125
Total other income (expense), net	1,445	(520)	124,733	19,502

Income before income taxes and equity (loss) income from and impairment of unconsolidated joint ventures	153,879	134,894	631,476	34,897
Income tax benefit (expense)	2,213	1,980	(48,822)	6,620
Equity (loss) income from unconsolidated joint ventures	(2,053)	8,314	(4,028)	33,916
Impairment of investments in unconsolidated joint ventures	—	(27,234)	—	(27,234)

Net income	154,039	117,954	578,626	48,199
Noncontrolling interests’ share in earnings	(2,789)	(2,592)	(9,540)	(8,566)

Net income attributable to HCP, Inc.	151,250	115,362	569,086	39,633
Participating securities’ share in earnings	(326)	(316)	(977)	(1,020)

Net income applicable to common shares	$150,924	$115,046	$568,109	$38,613

Earnings per common share:
Basic	$0.32	$0.25	$1.22	$0.08

Diluted	$0.32	$0.25	$1.22	$0.08

Weighted average shares used to calculate earnings per common share:
Basic	467,628	463,337	466,931	462,039

Diluted	467,835	463,586	467,132	462,302

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$578,626	$48,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	425,582	369,629
Amortization of market lease intangibles, net	(1,393)	(980)
Amortization of deferred compensation	19,307	21,068
Amortization of deferred financing costs	15,598	14,950
Straight-line rents	(14,412)	(24,817)
Loan and direct financing lease non-cash interest	385	(71,243)
Deferred rental revenues	(1,027)	(1,496)
Equity loss (income) from unconsolidated joint ventures	4,028	(33,916)
Distributions of earnings from unconsolidated joint ventures	5,919	4,587
Lease termination income, net	—	(1,103)
Gain on sales of real estate	(119,605)	(6,377)
Deferred income tax expense	47,195	—
Foreign exchange and other gains, net	(127)	(7,103)
Impairments	—	620,155
Changes in:
Accounts receivable, net	7,558	(10,634)
Other assets, net	(9,674)	(1,186)
Accounts payable and accrued liabilities	40,672	(52,073)
Net cash provided by operating activities	998,632	867,660
Cash flows from investing activities:
Acquisitions of real estate	(257,242)	(1,200,661)
Development of real estate	(304,818)	(190,082)
Leasing costs and tenant and capital improvements	(64,501)	(52,371)
Proceeds from sales of real estate, net	211,810	19,555
Contributions to unconsolidated joint ventures	(10,169)	(43,242)
Distributions in excess of earnings from unconsolidated joint ventures	14,458	16,086
Proceeds from the sales of marketable securities	—	782
Principal repayments on loans receivable, DFLs and other	221,179	51,491
Investments in loans receivable and other	(129,335)	(283,252)
Decrease (increase) in restricted cash	4,459	(3,891)
Net cash used in investing activities	(314,159)	(1,685,585)
Cash flows from financing activities:
Net borrowings under bank line of credit	1,157,897	282,099
Repayments under bank line of credit	(135,000)	(102,063)
Borrowings under term loan	—	333,014
Issuance of senior unsecured notes	—	1,338,555
Repayments of senior unsecured notes	(900,000)	(400,000)
Repayments of mortgage and other debt	(249,540)	(50,187)
Deferred financing costs	(1,057)	(14,556)
Issuance of common stock and exercise of options	59,184	169,497
Repurchase of common stock	(8,667)	(8,006)
Dividends paid on common stock	(806,243)	(783,578)
Issuance of noncontrolling interests	4,785	4,812
Distributions to noncontrolling interests	(18,687)	(13,707)
Net cash (used in) provided by financing activities	(897,328)	755,880
Effect of foreign exchange on cash and cash equivalents	(754)	(1,267)
Net decrease in cash and cash equivalents	(213,609)	(63,312)
Cash and cash equivalents, beginning of period	346,500	183,810
Cash and cash equivalents, end of period	$132,891	$120,498

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income applicable to common shares	$150,924	$115,046	$568,109	$38,613
Depreciation and amortization	142,874	134,704	425,582	369,629
Other depreciation and amortization(2)	2,986	5,204	8,922	17,016
Loss (gain) on sales of real estate	9	(52)	(119,605)	(6,377)
Taxes associated with real estate disposition(3)	257	—	53,434	—
Impairment of real estate	—	—	—	2,948
Equity loss (income) from unconsolidated joint ventures	2,053	(8,314)	4,028	(33,916)
FFO from unconsolidated joint ventures	10,554	20,530	32,104	69,322
Noncontrolling interests’ and participating securities’ share in earnings	3,115	2,908	10,517	9,586
Noncontrolling interests’ and participating securities’ share in FFO	(8,385)	(6,656)	(26,227)	(18,983)
FFO applicable to common shares	$304,387	$263,370	$956,864	$447,838
Distributions on dilutive convertible units	2,376	2,365	10,622	—
Diluted FFO applicable to common shares	$306,763	$265,735	$967,486	$447,838

Diluted FFO per common share	$0.65	$0.57	$2.05	$0.97

Weighted average shares used to calculate diluted FFO per share	471,994	467,772	473,011	462,302

Impact of adjustments to FFO:
Other impairments(4)	$—	$96,856	$—	$617,207
Transaction-related items	17,568	1,538	34,570	28,973
Severance-related charges(5)	14,464	—	14,464	6,713
Foreign currency remeasurement losses (gains)	94	4,036	268	(5,497)
	$32,126	$102,430	$49,302	$647,396

FFO as adjusted applicable to common shares	$336,513	$365,800	$1,006,166	$1,095,234
Distributions on dilutive convertible units and other	3,467	3,443	10,549	10,198
Diluted FFO as adjusted applicable to common shares	$339,980	$369,243	$1,016,715	$1,105,432

Per common share impact of adjustments on diluted FFO	$0.07	$0.22	$0.10	$1.39

Diluted FFO as adjusted per common share	$0.72	$0.79	$2.15	$2.36

Weighted average shares used to calculate diluted FFO as adjusted per share	473,692	469,590	473,011	468,320

(1)          See “Results of Operations-Non-GAAP Financial Measures” and “Non-GAAP Financial Measures Reconciliations” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 for definitions of FFO and FFO as adjusted and an important discussion of their uses and inherent limitations.

(2)          Other depreciation and amortization includes DFL depreciation and lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options of the 153-property amended lease portfolio in the 2014 Brookdale transaction. Beginning January 2016, we changed our accounting treatment for the HCRMC DFL investments to recognize rental income on a cash basis. As such, we no longer recognize non-cash depreciation related to the HCRMC DFL investments.

(3)          For the nine months ended September 30, 2016, net income includes $53 million, of which $49 million relates to the HCRMC real estate portfolio, of income tax expense associated with state built-in gain tax payable upon the disposition of specific real estate assets. See Note 5 to the Consolidated Financial Statements for the quarter ended September 30, 2016 included in our Quarterly Report on Form 10-Q.

(4)          For the three months ended September 30, 2015, other impairments include: (i) $70 million related to our Four Seasons Notes and (ii) $27 million related to our equity investment in HCRMC. For the nine months ended September 30, 2015, other impairments include: (i) $478 million related to our DFL investments with HCRMC, (ii) $112 million related to our Four Seasons Notes and (iii) $27 million related to our equity investment in HCRMC.

(5)          The severance-related charges for the three and nine months ended September 30, 2016, primarily relate to the departure of our former President and Chief Executive Officer. The severance-related charges for the nine months ended September 30, 2015, relate to the resignation of our former Executive Vice President and Chief Investment Officer.

HCP, Inc.

Funds Available for Distribution(1)

In thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

FFO as adjusted applicable to common shares	$336,513	$365,800	$1,006,166	$1,095,234
Amortization of market lease intangibles, net	(421)	(344)	(1,393)	(980)
Amortization of deferred compensation(2)	3,389	5,344	12,894	18,174
Amortization of deferred financing costs	5,037	5,224	15,598	14,950
Straight-line rents	(3,295)	(7,069)	(14,412)	(24,817)
DFL non-cash interest(3)	637	(22,662)	1,967	(64,176)
Other depreciation and amortization	(2,986)	(5,204)	(8,921)	(17,016)
Deferred revenues – tenant improvement related	(459)	(746)	(1,451)	(2,137)
Deferred revenues – additional rents	240	254	424	641
Leasing costs and tenant and capital improvements	(22,722)	(23,212)	(62,774)	(50,879)
Lease restructure payments(4)	1,868	6,067	14,480	16,368
Joint venture adjustments – CCRC entrance fees(5)	7,201	8,386	22,424	22,048
Joint venture and other FAD adjustments(3)	(7,462)	(21,892)	(20,565)	(59,153)
FAD applicable to common shares	$317,540	$309,946	$964,437	$948,257
Distributions on dilutive convertible units	3,513	3,547	10,622	10,683

Diluted FAD applicable to common shares	$321,053	$313,493	$975,059	$958,940

(1)          See “Results of Operations-Non-GAAP Financial Measures” and “Non-GAAP Financial Measures Reconciliations” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 for the definition of FAD and an important discussion of its uses and inherent limitations.

(2)          Excludes $6 million primarily related to the acceleration of deferred compensation for restricted stock units and stock options that vested upon the departure of our former President and Chief Executive Officer, which is included in the severance-related charges for the three and nine months ended September 30, 2016. Excludes $3 million related to the acceleration of deferred compensation for restricted stock units and stock options that vested upon the resignation of HCP’s former Executive Vice President and Chief Investment Officer, which is included in the severance-related charges for the nine months ended September 30, 2015.

(3)          For the three and nine months ended September 30, 2015, DFL non-cash interest reflects an elimination of $14 million and $44 million, respectively. Our equity investment in HCRMC is accounted for using the equity method, which requires an elimination of DFL income that is proportional to our ownership in HCRMC. Further, our share of earnings from HCRMC (equity income) increases for the corresponding elimination of related lease expense recognized at the HCRMC entity level, which we present as a non-cash joint venture FAD adjustment. Beginning January 2016, equity income is recognized only if cash distributions are received from HCRMC; as a result, we no longer eliminate our proportional ownership share of income from DFLs to equity income (loss) from unconsolidated joint ventures for our equity investment in HCRMC.

(4)          Over a period of three years from the closing of a transaction with Brookdale in 2014, we will receive installment payments valued at $55 million for terminating the leases on the HCP owned 49-property portfolio; we include these installment payments in FAD as the payments are collected.

(5)          Represents our 49% share of non-refundable entrance fees included in FAD as the fees are collected by our CCRC JV.

HCP, Inc.

Net Operating Income and Same Property Performance(1)

Dollars in thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$154,039	$117,954	$578,626	$48,199
Interest income	(20,482)	(19,842)	(71,298)	(89,049)
Interest expense	117,860	122,157	361,255	357,569
Depreciation and amortization	142,874	134,704	425,582	369,629
General and administrative	34,787	20,534	83,079	74,152
Acquisition and pursuit costs	17,568	1,553	34,570	23,350
Impairment	—	69,622	—	592,921
Loss (gain) on sales of real estate	9	(52)	(119,605)	(6,377)
Other (income) expense, net	(1,454)	572	(5,128)	(13,125)
Income tax (benefit) expense(2)	(2,213)	(1,980)	48,822	(6,620)
Equity loss (income) from unconsolidated joint ventures	2,053	(8,314)	4,028	(33,916)
Impairment of investments in unconsolidated joint ventures	—	27,234	—	27,234
HCP’s share of unconsolidated joint ventures revenues	53,814	48,595	160,779	141,892
HCP’s share of unconsolidated joint ventures operating expenses	(43,037)	(39,820)	(126,899)	(114,089)
NOI	$455,818	$472,917	$1,373,811	$1,371,770
Non-SPP NOI	(20,949)	(23,823)	(146,575)	(96,436)
SPP NOI	$434,869	$449,094	$1,227,236	$1275,334
QCP SPP NOI	(123,914)	(142,967)	(368,240)	(436,182)
SPP NOI, excluding QCP(3)	$310,955	$306,127	$858,996	$839,152
Non-cash adjustment to SPP NOI, excluding QCP	(1,344)	(5,793)	(8,056)	(18,383)
SPP cash (adjusted) NOI, excluding QCP(3)	$309,611	$300,334	$850,940	$820,769

NOI % change – SPP, excluding QCP(3)	1.6%		2.4%

Cash (adjusted) NOI % change – SPP, excluding QCP(3)	3.1%		3.7%

(1)          See “Results of Operations-Non-GAAP Financial Measures” and “Non-GAAP Financial Measures Reconciliations” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 for definitions of NOI, Cash NOI and SPP and an important discussion of their uses and inherent limitations.

(2)          For the nine months ended September 30, 2016, net income includes $53 million, of which $49 million relates to the HCRMC real estate portfolio, of income tax expense associated with state built-in gain tax payable upon the disposition of specific real estate assets. See Note 5 to the Consolidated Financial Statements for the quarter ended September 30, 2016 included in our Quarterly Report on Form 10-Q.

(3)          SPP Cash NOI, excluding QCP represents SPP NOI excluding income from DFLs associated with the HCRMC leased properties and rental and related revenues from 28 other healthcare related properties included in spin-off of QCP. SPP Cash NOI, excluding QCP allows management to evaluate the performance of our remaining real estate portfolio following the completion of the spin-off of QCP.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	Full Year 2016		Full Year 2017
	Low	High	Low	High

Diluted earnings per common share	$1.49	$1.55	$1.07	$1.13
Depreciation and amortization	1.20	1.20	1.11	1.11
Other depreciation and amortization	0.03	0.03	0.02	0.02
Taxes associated with real estate disposition	0.11	0.11	—	—
Gain on sales of real estate	(0.54)	(0.54)	(0.43)	(0.43)
Joint venture FFO adjustments	0.06	0.06	0.11	0.11
Diluted FFO per common share	$2.35	$2.41	$1.88	$1.94
Transaction-related items and other	0.21	0.21	0.01	0.01
Loss on extinguishment of debt(2)	0.10	0.10	—	—
Severance-related charges(3)	0.03	0.03	—	—
Diluted FFO as adjusted per common share	$2.69	$2.75	$1.89	$1.95

Other Supplemental Information(1)

(Unaudited)

	Full Year 2016		Full Year 2017
	Low	High	Low	High

Amortization of net market lease intangibles and deferred revenues	$(0.01)	$(0.01)	$—	$—
Amortization of deferred compensation	0.03	0.03	0.04	0.04
Amortization of deferred financing costs	0.04	0.04	0.03	0.03
Straight-line rents	(0.04)	(0.04)	(0.03)	(0.03)
Other depreciation and amortization	(0.03)	(0.03)	(0.02)	(0.02)
Leasing costs and tenant and capital improvements	(0.19)	(0.19)	(0.20)	(0.20)
Lease restructure payments	0.04	0.04	0.01	0.01
Joint venture adjustments – CCRC entrance fees	0.07	0.07	0.07	0.07
Joint venture and other FAD adjustments	(0.05)	(0.05)	(0.09)	(0.09)

(1)

The foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. These projections do not reflect unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Prepayment costs associated with early retirement or payment of debt subsequent to the spin and RIDEA II transactions.

(3)	Severance-related charges primarily relate to the departure of our former President and Chief Executive Officer.

HCP, Inc.

Projected SPP Cash NOI and NOI(1)

Dollars in thousands

(Unaudited)

For the projected full year 2016 (low):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	QCP	Total
NOI(2)	$416,800	$236,700	$289,700	$272,000	$123,700	$402,600	$1,741,500
Non-SPP NOI	(22,700)	(126,200)	(38,600)	(35,150)	(27,850)	(402,600)	(653,100)
SPP NOI	394,100	110,500	251,100	236,850	95,850	—	1,088,400
Non-cash adjustments to SPP NOI(3)	(11,200)	—	1,500	(250)	(900)	—	(10,850)
SPP cash (adjusted) NOI	$382,900	$110,500	$252,600	$236,600	$94,950	$—	1,077,550
Addback adjustments(4)							663,950
Other income and expenses(5)							253,000
Costs and expenses(6)							(1,286,700)
Net income							$707,800

For the projected full year 2016 (high):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	QCP	Total
NOI(2)	$421,100	$238,500	$292,500	$274,600	$124,900	$408,500	$1,760,100
Non-SPP NOI	(23,000)	(126,950)	(39,000)	(35,450)	(28,100)	(408,500)	(661,000)
SPP NOI	398,100	111,550	253,500	239,150	96,800	—	1,099,100
Non-cash adjustments to SPP NOI(3)	(11,400)	—	1,500	(250)	(900)	—	(11,050)
SPP cash (adjusted) NOI	$386,700	$111,550	$255,000	$238,900	$95,900	$—	1,088,050
Addback adjustments(4)							672,050
Other income and expenses(5)							257,200
Costs and expenses(6)							(1,282,500)
Net income							$734,800

For the year ended December 31, 2015:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	QCP	Total
NOI(2)	$424,841	$178,706	$278,261	$254,555	$119,474	$598,254	$1,854,091
Non-SPP NOI	(31,890)	(72,191)	(36,106)	(20,774)	(24,941)	(598,254)	(784,156)
SPP NOI	392,951	106,515	242,155	233,781	94,533	—	1,069,935
Non-cash adjustments to SPP NOI(3)	(11,929)	—	(6,630)	(2,465)	(291)	—	(21,315)
SPP cash (adjusted) NOI	$381,022	$106,515	$235,525	$231,316	$94,242	$—	1,048,620
Addback adjustments(4)							805,471
Other income and expenses(5)							162,951
Costs and expenses(6)							(1,113,712)
Impairments, net							(1,403,853)
Impairment of investments in unconsolidated joint ventures							(45,895)
Net loss							$(546,418)

 Projected SPP NOI change for the full year 2016:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	0.3%	3.75%	3.7%	1.3%	1.4%	1.7%
High	1.3%	4.75%	4.7%	2.3%	2.4%	2.7%

 Projected SPP cash (adjusted) NOI change for the full year 2016:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	0.5%	3.75%	7.25%	2.3%	0.75%	2.75%
High	1.5%	4.75%	8.25%	3.3%	1.75%	3.75%

HCP, Inc.

Projected SPP Cash NOI and NOI(1)

Dollars in thousands

(Unaudited)

 For the projected full year 2017 (low):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
NOI(2)	$310,600	$240,500	$268,500	$281,400	$131,700	$1,232,700
Non-SPP NOI	(18,200)	(50,600)	(37,300)	(25,300)	(20,450)	(151,850)
SPP NOI	292,400	189,900	231,200	256,100	111,250	1,080,850
Non-cash adjustments to SPP NOI(3)	650	—	6,200	(700)	(4,450)	1,700
SPP cash (adjusted) NOI	$293,050	$189,900	$237,400	$255,400	$106,800	1,082,550
Addback adjustments(4)						150,150
Other income and expenses(5)						220,500
Costs and expenses(6)						(933,300)
Net income						$519,900

 For the projected full year 2017 (high):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
NOI(2)	$314,800	$242,900	$271,400	$284,100	$132,900	$1,246,100
Non-SPP NOI	(19,550)	(51,200)	(37,900)	(25,400)	(20,550)	(154,600)
SPP NOI	295,250	191,700	233,500	258,700	112,350	1,091,500
Non-cash adjustments to SPP NOI(3)	650	—	6,200	(800)	(4,500)	1,550
SPP cash (adjusted) NOI	$295,900	$191,700	$239,700	$257,900	$107,850	1,093,050
Addback adjustments(4)						153,050
Other income and expenses(5)						227,500
Costs and expenses(6)						(926,300)
Net income						$547,300

 For the projected mid-point full year 2016:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	QCP	Total
NOI(2)	$418,950	$237,600	$291,100	$273,300	$124,300	$405,550	$1,750,800
Non-SPP NOI	(130,050)	(55,000)	(57,800)	(22,700)	(14,900)	(405,550)	(686,000)
SPP NOI	288,900	182,600	233,300	250,600	109,400	—	1,064,800
Non-cash adjustments to SPP NOI(3)	(5,100)	—	100	(200)	(3,400)	—	(8,600)
SPP cash (adjusted) NOI	$283,800	$182,600	$233,400	$250,400	$106,000	$—	1,056,200
Addback adjustments(4)							694,600
Other income and expenses(5)							255,100
Costs and expenses(6)							(1,284,600)
Net income							$721,300

 Projected SPP NOI change for the full year 2017:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	1.2%	4.0%	(0.9)%	2.2%	1.7%	1.5%
High	2.2%	5.0%	0.1%	3.2%	2.7%	2.5%

 Projected SPP cash (adjusted) NOI change for the full year 2017:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	3.25%	4.0%	1.7%	2.0%	0.75%	2.5%
High	4.25%	5.0%	2.7%	3.0%	1.75%	3.5%

(1)

The foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. These projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)

Represents rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses, including our share of unconsolidated joint ventures.

(3)	Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net and lease termination fees.

(4)	Represents non-SPP NOI and non-cash adjustments to SPP NOI.

(5)	Represents interest income, gain on sales of real estate, other income, net, income taxes and equity income (loss) from unconsolidated joint ventures, excluding NOI.

(6)	Represents interest expense, depreciation and amortization, general and administrative expenses, and acquisition and pursuit costs.